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COMPUTATION OF EARNINGS PER SHARE
CAROLINA FIRST CORPORATION AND SUBSIDIARIES
                                                                                                       EXHIBIT 11.1

                                                                                                          YTD
                                                       1ST QTR 1997           2ND QTR 1997           2ND QTR 1997
                                                       -------------         ----------------     ------------------
A. Net income..................................            $1,717,000             $4,661,000             $6,378,000
   Less:  Dividends on preferred stock.........                     0                      0                      0
                                                       ---------------    -------------------     ------------------
B. Net income applicable to common shareholders...         $1,717,000             $4,661,000             $6,378,000
                                                       ================    ===================    ===================
PRIMARY EARNINGS PER SHARE
Average shares outstanding.........................        11,304,437             11,371,845             11,338,141
Dilutive average shares outstanding under options..           357,493                254,166                305,830
Exercise prices....................................   $4.81 to $16.20        $4.81 to $14.69
Assumed proceeds on exercise.......................        $3,748,808             $2,964,284             $3,356,546
Average market value per share.....................             17.16                  15.61                  16.39
Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options...............           218,462                189,896                204,792
                                                        --------------    -------------------    -------------------
C. Adjusted average shares -- Primary.............         11,443,468             11,436,115             11,439,179
                                                        --------------    -------------------    -------------------
Primary Earnings Per Share (B/C)...................             $0.15                  $0.41                  $0.56
                                                        ==============    ===================    ===================
FULLY DILUTED EARNINGS PER SHARE
Average shares outstanding.........................        11,304,437             11,371,845             11,338,141
Dilutive average shares outstanding under options..           357,493                254,166                305,830
Exercise prices....................................   $4.81.to.$16.20        $4.81.to.$14.69
Assumed proceeds on exercise.......................        $3,748,808             $2,964,284             $3,356,546
Market value per share.............................             17.16                  15.61                  16.39
Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options...............           218,462                189,896                204,792
                                                      -----------------    -------------------    -------------------
Adjusted averaged shares...........................        11,443,468             11,436,115             11,439,179
                                                       ---------------     -------------------    -------------------
Common shares from the assumed conversion of
   convertible preferred stock.....................            34,915                      0                 17,457
                                                       ---------------    -------------------    -------------------
D. Adjusted average shares -- Fully diluted........        11,478,383             11,436,115             11,456,636
                                                        --------------    -------------------    -------------------

Fully Diluted Earnings Per Share (A/D).............             $0.15                  $0.41                  $0.56
                                                        ==============    ===================    ===================
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